LEASE AGREEMENT

THIS LEASE, made and entered this 11 day of October, 2007, by and between REEVES & ASSOCIATES, LLC (hereinafter referred to as "Landlord"), whose address is ____________________, and CALDERA PHARMACEUTICALS, Inc. (hereinafter collectively referred to as "Tenant") whose address is 278 DP Road, Suite D, Los Alamos, NM 87544.

WITNESSETH

WHEREAS, Landlord is now the owner of property located a 278 D.P. Road, Los Alamos New Mexico, consisting of land and a building containing interior space, (hereinafter collectively referred to as "the Property").

WHEREAS, Tenant desires to lease a portion of the Property, identified as Suite C, consisting of approximately 1,680 square feet of Warehouse Space (hereinafter referred to as "the Premises"), for purposes of conducting business from said location; and

WHEREAS, Landlord is willing to lease the Premises to the Tenant upon the terms and conditions contained in this Lease.

NOW THEREFORE, in consideration of the mutual promises made and the sums to be paid as specified herein, the Landlord and Tenant mutually agree as follows:

Article 1
Lease Term

1.1. Landlord promises and agrees to lease to Tenant, and Tenant promises and agrees to lease from Landlord, the Premises for a three (3) year period ("Initial Term") beginning on November 15 2007, and ending on the 31st day of October in the year 2010, at midnight Mountain Time Zone, unless sooner terminated as herein provided.

Article 2 Rent and Security
Deposit.

2.1. Tenant for itself, its administrators, executors, successors and assigns, agrees to pay Landlord, without demand, setoff or other deduction therefrom, the annual lease rate for the each year of the Initial Term as follows:

a. The annual lease rate for the first year of the initial term shall be Thirteen Thousand Four Hundred Forty Dollars ($13,440.00) payable in monthly installments of One Thousand One Hundred Twenty Dollars ($1,120.00) in advance on the first (1st) day of each month and continuing every month thereafter until the termination of this Agreement as hereafter specified. Lease payments for any period of time other than

those specified herein shall be determined by prorating the monthly rental over the period of time in question.

The annual lease rate for the second year of the initial term shall be Thirteen Thousand Nine Hundred Seventy-seven Dollars and Sixty Cents ($13,977.60) payable in monthly installments of One Thousand One Hundred Sixty-four Dollars and Eighty Cents ($1,164.80) in advance on the first (1st) day of each month and continuing every month thereafter until the termination of this Agreement as hereafter specified. Lease payments for any period of time other than those specified herein shall be determined by prorating the monthly rental over the period of time in question.

The annual lease rate for the third year of the initial term shall be Fourteen Thousand Five Hundred Thirty-six Dollars and Seventy Cents ($14,536.70) payable in monthly installments of One Thousand Two Hundred Eleven Dollars and Thirty-nine Cents ($1,211.39) in advance on the first (1st) day of each month and continuing every month thereafter until the termination of this Agreement as hereafter specified. Lease payments for any period of time other than those specified herein shall be determined by prorating the monthly rental over the period of time in question.

Tenant has paid the amount of Eight Hundred Dollars ($800.00) as a deposit to be used by Landlord to recover any losses incurred as a result of Tenant's non-compliance with this Agreement including, but not limited to, unpaid deposits, repairs, cleaning, utilities or rent. Tenant cannot use any part of the deposit in lieu of rent. Within thirty (30) days after the end of the term on the rental Agreement or departure of the Tenant, whichever event is later, Landlord will provide to Tenant a written itemized statement showing any deduction from the deposit, and Landlord will return the balance of the deposit, if any, to Tenant at Tenant's last known address. Deposits and any pre-paid rent will be held by Landlord.

A late fee of Twenty Dollars ($20.00) per day (not to exceed ten percent (10%) of the total monthly lease payment) will be collected for each month's lease payment not received or postmarked by the first day of each month. The Landlord will provide notice of the late fee no later than the last day of the rental period immediately following the period in which the failure to pay occurred. This is not a grace period. In addition, Tenant permits Landlord to use any rent paid for unpaid deposits or damages.

2.2. All payments required to be made by Tenant to Landlord pursuant to any provision of this lease shall be delivered to the office of Landlord as mentioned in this Lease without any prior demand for same and at such place or places as Landlord may from time to time designate by notice to Tenant.

Article 3
Taxes

3.1. Landlord shall be responsible for and shall pay any real estate taxes, fees, assessments or other charges assessed against the Property and Premises; provided, however, Tenant shall be liable for and shall pay before the delinquency (and, upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all taxes, fees, and assessments for whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant's property or any other personal property of whatever kind, including but not limited to fixtures and equipment, and to whomever belonging, situated or installed in or upon the Premises whether or not affixed to the realty. If at any time during the term of this Lease any such taxes on personal property are assessed as part of the tax on the real property of which the Premises is a part, then in such event Tenant shall pay to Landlord the amount of such additional taxes as may be levied against the real property by reason thereof.

Article 4
Insurance

4.1. Landlord shall obtain and maintain:

(a) a blanket "all-risk" form policy of fire insurance with extended coverage, vandalism, malicious mischief, windstorm, sprinkler leakage, debris removal, cost of demolition and water damage endorsements, insuring the entire Property, (including all of the floor coverings, and fixtures initially installed therein by the Landlord, and replacements thereto installed by the Landlord, but excluding fixtures, furniture, wall coverings, floor coverings, furnishings, equipment or other personal property supplied or installed by Tenant), together with other service machinery contained therein, and covering the interests of the Landlord. Such policy shall also provide that the physical damage policy purchased by the Landlord shall be deemed primary coverage and any individual Tenants' policies shall be deemed excess coverage, and in no event shall the insurance coverage obtained and maintained by the Landlord hereunder provide for or be brought into contribution with insurance purchased by individual Tenants unless otherwise required by law.

(b). comprehensive general liability and property damage insurance in such limits as the Landlord may from time to time determine, insuring Landlord, Tenant, and each of the other tenant(s) of the Property against any liability to the public or to the tenant(s) and their invitees, agents and employees arising out of, or incident to the use of the Common Elements as described herein. Such insurance shall be issued on a comprehensive liability basis and shall contain: (i) a cross liability endorsement under which the rights of a named insured under the policy shall not be prejudiced with respect to his or her action against another named insured; (ii) hired and non-owned vehicle coverage; and (iii) a "severability of interest" endorsement which shall preclude the insured from denying liability to a tenant of the Property because of negligent acts of the Landlord or of another tenant. In no event shall such insurance be less than One

Million Dollars ($1,000,000) covering all claims for bodily injury or property damage arising out of one occurrence. Reasonable amounts of "umbrella" liability insurance in excess of the primary limits may also be obtained.

4.2. Landlord will not be required to carry insurance of any kind on Tenant's leasehold improvements, or on any of Tenant's fixtures, equipment, improvements, inventory, or merchandise, or stock in trade, or any other property of Tenant under this Lease, and Tenant shall be solely responsible for the replacement of the same, unless such loss or damage results from an intentional or negligent act or omission or Landlord, its agents, and/or employees.

4.3. Tenant shall not use or occupy, or permit the Premises to be used or occupied, in a manner which will make void or voidable any insurance for the Property or the Premises. Tenant shall also not use or occupy, or permit the Premises to be used or occupied, in any manner which will make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance with respect thereto.

4.4. Tenant hereby waives any and all right of recovery from Landlord, its officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) whatsoever, except those for which disclaimer of liability is not permissible by law.

4.5. Tenant shall have the right, at its own expense, to obtain insurance for the Premises and for its own benefit covering its fixtures, equipment, improvements, inventory, or merchandise, or stock in trade, or any other property of Tenant under this lease, including business interruption insurance, and to obtain insurance coverage upon its own personal property, improvements, inventory, merchandise, fixtures and equipment, and for its personal liability as well as upon any improvements made by it to the Premises.

Article 5 Use of Premises

5.1. The Premises shall be used for biotechnology research and developments, including biology, biochemistry, and chemistry synthesis and analysis, prototyping, and machining and any other lawful business. Tenant shall keep the Premises open for business continuously during the term of this Lease.

5.2. Tenant shall at all times during the term of this Lease comply with all governmental rules, regulations, ordinances, statutes and laws, and the orders

and regulations of the National Board of Fire Underwriters or any other body now or hereafter exercising similar functions, now or hereafter in effect pertaining to the Property, the Premises or Tenant's use thereof.

Article 6 Abandonment of Premises

Tenant agrees not to abandon or vacate the Premises during the term of this Lease. In the event Tenant abandons, intends to abandon, or it is apparent to Landlord that Tenant is abandoning the Premises, or that Tenant has discontinued, or is discontinuing the operation of its business on the Premises, Landlord may immediately, at his option, terminate this Lease or elect that Tenant shall forfeit its right and use of the Premises under this Lease without termination of this Lease; but Tenant will not be exempt from damages to Landlord resulting from Tenant's default of this Lease. At that time Landlord, its agents or representatives, may re-enter the Premises by summary proceedings or otherwise, and remove all persons therefrom without being liable to prosecution therefore, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter. It is understood that in the event Tenant should abandon the Premises or discontinue the operation of its business therein, the fact that no rent may be due when the Premises are so abandoned or the business of Tenant therein discontinued, shall not limit Landlord's right to exercise the options herein granted; it being understood that the lack of continued operation and utilization of the Premises by a going concern may adversely affect the Property.

Notwithstanding other provisions in this lease, Tenant may terminate this Lease in the event Landlord defaults under Article 8 below or if by reason of governmental rules and regulation or acts of 3rd parties beyond its control, Tenant is unable to conduct its operations in the Premises in a reasonable manner.

Article 7
Utilities

Tenant shall be responsible for the payment of electricity, gas, water, sewer and garbage; provided, however that Landlord shall not be liable to Tenant for the loss or interruption of any such services

Article 8 Repairs by Landlord

Landlord shall keep the plumbing, heating system, electrical wiring, ventilation system, air conditioners, foundations, exterior walls and windows, and roof of the Premises in good and workable condition, except for reasonable wear and tear, but shall not be responsible for repairs thereto necessitated by any act or negligence of Tenant or its assignees, agents, employees, servants, contractors, subtenants, licensees, business patrons or invitees, for which repairs Tenant shall be exclusively responsible and liable. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord in writing of the need for such repairs or maintenance.

Article 9 Alterations and Improvements

9.1. Tenant shall not make any additions, alterations, improvements or changes ("improvements") on or to the Premises without the prior written approval of Landlord. Except as expressly provided herein, any improvements shall be at the sole cost and expense of Tenant and Tenant shall timely post a notice of Owner's non-responsibility for construction or, alteration or repair to the Premises, in the manner and as contemplated by §48-2-11 NMSA (1978), and shall notify Landlord in writing of its intent to construct, alter or repair the Premises at least three (3) days prior to commencement thereof. Any improvements shall be made promptly and in good and workmanlike manner and in compliance with all insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Premises or Tenant's use thereof. Any improvements made by Tenant, or for Tenant's benefit, shall at Landlord's option become the property of Landlord upon the expiration or sooner termination of this Lease. However, Landlord shall have the right to require Tenant to remove such improvements, at Tenant's sole cost and expense, upon such termination of this Lease and to surrender the Premises in the same condition as it was prior to the making of any or all such improvements, ordinary wear and tear excepted.

9.2. All glass, both exterior and interior, is at the sole risk or tenant, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality.

9.3. Tenant will not create or permit to be created or to remain, and will immediately, upon Landlord's written demand, discharge any lien, encumbrance or charge upon fixtures, equipment, or personal property located within the Premises.

Article 10 Signs and Advertising

Tenant shall not permit or cause to be erected, installed or displayed on, in or at the Premises or the Property or any part thereof any exterior sign, lettering, announcement, decoration or advertising material of any kind whatsoever (except temporary paper signs for windows), visible from the exterior of the Premises or the Property, without the prior written approval of Landlord which shall not be unreasonably withheld. Tenant, at its sole cost and expense, at all times during the term hereof, agrees to promptly repair and maintain in good condition such sign as is approved in writing by Landlord. Tenant shall not permit, allow or cause to be used in or at said Premises without Landlord's permission, any advertising media or device such as phonograph, radios, public address system, sound production or reproduction devices, mechanical or moving display devices, motion pictures, television devices, or other video devices, excessively bright lights, changing, flashing, flickering or moving lights or lighting devices, or any similar devices, the effect of which shall be visible or audible from the exterior of the Property or the Premises. Tenant shall not solicit any business or place any handbills in any Common Areas.

Article 11 Rubbish Removal

The Tenant shall keep the Premises clean at its own expense, and will remove garbage and other materials from the Premises to an approved container placed on the Premises for such use. In the event Tenant's business requires the disposal of foodstuffs, edible matter, or any materials attractive to vermin, Tenant shall take active measures to control vermin. Landlord shall be responsible for snow removal.

Article 12 Indemnity

12.1. Tenant hereby covenants and agrees to indemnify, save and hold Landlord, the Premises, the Property, and the leasehold estate created by this Lease free, clear and harmless from any and all liability, loss, costs, expenses, including attorneys' fees, judgments, claims, liens and demands of any kind whatsoever in connection with, arising out of, or by reason of any act, omission or negligence of Tenant, its assignees, agents, employees, servants, contractors, subtenants, licensees, business patrons, clients or invitees while in, upon, or about or in any way connected with the Premises, or arising from any accident, injury or damage, however and by whomever caused, to any person or property whatsoever, occurring in, upon, about or in any way connected with the Premises, the Property or any portion thereof other than as a sole result of the negligence of Landlord.

12.2. Landlord hereby covenants and agrees to indemnify, save and hold Tenant free, clear and harmless from any and all liability, loss, costs, expenses, including attorneys' fees, judgments, claims, liens and demands of any kind whatsoever in connection with, arising out of or by reason of any act, omission or negligence or Landlord, its assignees, agents, employees, servants, contractors,

subtenants, licensees, business patrons, or invitees while in, upon, about or in any way connected with the Premises, the Property or any portion thereof other than as a sole result of the negligence of Tenant. Provided, however, nothing contained herein shall prevent Landlord from causing a mortgage, security interest, lien or encumbrance to be placed on Landlord's interest in the Premises, the Property or Landlord, or in this Lease.

12.3. Except to the extent only of any coverage provided in any insurance required in connection with this Lease, Landlord shall not be liable to Tenant or any other person whatsoever for any damage occasioned by falling plaster, electricity, plumbing, gas, water, steam, sprinkler or other pipe and sewage system or by the bursting, running or leaking of any tank, washstand, closet or waste or other pipes, nor for any damages occasioned by water being upon or coming through the roof, skylight, vent, trap door or otherwise or for any damage arising from any acts or neglect of co-tenants or other occupants of the Property or of adjacent property or of the public, nor shall Landlord be liable in damages or otherwise for any failure to furnish, or interruption of, service of any utility.

12.4. Landlord shall not be responsible or liable at any time for any loss, including, but not limited to, burglary and theft loss or damage to the Premises, or any part thereof, or to Tenant's merchandise, equipment, fixtures or other personal property of Tenant or to Tenant's business (except that caused by Landlord's gross negligence).

12.5. Landlord shall not be responsible or liable to Tenant or those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying portions of the Property adjacent, connecting or adjoining the Premises.

Article 13 Destruction of Premises

13.1. Except as otherwise provided herein, in the case of the total destruction of the Premises, or any portion thereof substantially interfering with Tenant's use of the Premises, whether by fire or other casualty, not caused by the fault or negligence of Tenant, its assignees, agents, employees, servants, contractors, subtenants, licensees, business patrons, clients or business invitees, this Lease shall terminate.

Article 14
Condemnation

14.1. Should the whole or any part of the Premises be condemned or taken by a competent authority for any public or quasi-public purpose, all awards payable on account of such condemnation and taking shall be payable to Landlord, and Tenant hereby waives any and all interest therein.

14.2. If the whole of the Premises shall be so condemned and taken, then this Lease shall terminate upon such taking and Tenant shall pay rent only up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

14.3. If any part of the Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken (in the opinion of Tenant as reasonably exercised) unsuitable for the business of Tenant (except for the

amount of floor space), then this Lease and the term herein shall cease and terminate. If such partial taking is not extensive enough to render the Premises unsuitable for the business or Tenant, then this Lease shall continue in effect except that the rent shall be reduced in the same proportion that the floor area of the Premises taken bears to the original floor area leased, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Property and the Premises so as to constitute the portion of the Property not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said Property, nor shall Landlord in any event be required to spend for such work an amount in excess of the net amount received by Landlord as damages for the part of the Premises so taken. "Net Amount Received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees or for the value of the diminished fee estate, and net of any costs and expenses incurred by Landlord in the condemnation proceedings. If more than twenty percent (20%) of the floor area of the building in which the Premises are located shall be taken as aforesaid, Landlord may, by written notice to Tenant to be given not later than thirty (30) days from the date of such taking, terminate this Lease, such termination to be effective as aforesaid.

14.4. For the purposes hereof, a deed in lieu of condemnation shall be deemed a taking.

Article 15 Assignment and Subletting

Tenant shall not voluntarily, involuntarily or by operation of law, assign, transfer, mortgage or otherwise encumber (herein collectively referred to as an "assignment") this Lease, or any interest of Tenant herein, in whole or in part, nor sublet the whole or any part of the Premises, nor permit the Premises or any part thereof to be used or occupied by others, without first obtaining in each and every instance the prior written consent of Landlord which shall not unreasonably be withheld. Any consent by Landlord to an assignment or subletting or use or occupancy by others shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting or use or occupancy by others, including, but not limited to a subsequent assignment or subletting by any trustee, receiver, liquidator, or personal representative of Tenant, nor shall the references anywhere in this Lease to subtenants, licensees and concessionaires be construed as a consent by Landlord to an assignment. If this Lease or any interest herein be assigned or if the Premises or any part thereof be sublet or used or occupied by anyone other than Tenant without Landlord's prior written consent having been obtained therefor, Landlord may nevertheless collect rent (including, but not limited to the rent described in Article 2, if applicable, and any other amounts for which Tenant may be liable to Landlord herein) from the assignee, sublessee,

user or occupant and apply the net amount collected to the rents herein reserved, and furthermore in any such event Tenant shall pay to Landlord monthly, as additional rent, the excess of the consideration received or to be received during such month for such assignment, sublease, or occupancy (whether or not denoted as rent) over the rental reserved for such month in this Lease applicable to such portion of the Premises so assigned, sublet or occupied. No such assignment, subletting, use, occupancy or collection shall be deemed a waiver of the covenant herein against assignment, subletting or use or occupancy by others, or the acceptance of the assignee, subtenant, user or occupant as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease. If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Premises be sublet or used or occupied by others, after having obtained Landlord's prior written consent thereto Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant and Tenant shall not be released therefrom in any manner. In the event of any subletting or assignment without the written consent of Landlord, Landlord reserves the right to terminate this Lease by written notice to Tenant, after which neither party shall be liable for any obligation hereunder which might accrue after the date of such termination.

Article 16 Removal of Fixtures

All fixtures hereafter installed by Tenant in the Premises shall remain the property of Tenant and shall be removable by Tenant at the expiration or earlier termination of the term of this Lease provided that: (a) Tenant shall not at such time be in default under this Lease and (b) in the event of the removal of any or all or such trade fixtures, Tenant shall promptly restore the damage done to the Premises by the installation and/or removal thereof. Should Tenant fail to so remove Tenant's trade fixtures and/or to so restore the Premises, Landlord may do so, collecting, at Landlord's option, the cost and expense thereof, as additional rent, upon demand. Any such trade fixtures which are not removed and those which by the terms of this Lease are not removable by Tenant at or prior to any termination of this Lease including, but not limited to a termination by Landlord pursuant to this Lease, shall, unless Landlord gives Tenant notice to remove any or all of such trade fixtures, be and become the property of Landlord (without any obligation by Landlord to pay compensation for such trade fixtures). In the event Landlord gives Tenant such notice to remove any or all of such trade fixtures, Tenant shall promptly remove such of the trade fixtures as may be specified by Landlord in such notice. Notwithstanding anything herein contained to the contrary or any decision of any court to the contrary the term "trade fixtures" shall not include any air-conditioning, heating, lighting, electrical and plumbing equipment installed by Tenant in the Premises, nor any wiring or other apparatus related thereto.

Article 17 Right to Exhibit or Enter

Landlord may mark the Property or the Premises "For Sale" and "For Rent" at any time during this Lease. Landlord may enter the Premises at reasonable hours to exhibit the same to prospective purchasers or tenants. Landlord also reserves the right after notice of intention to so enter (except that in the event of an emergency, no notice shall be required) to enter the Premises at any time and from time to time to make such repairs, improvements or preservation thereof, or of the building in which the Premises is contained, but Landlord assumes no obligation to do so, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord shall in no event be liable for any inconvenience, disturbances, loss of business or other damage to Tenant by reason of the performance by Landlord of any work in, upon, above or under the Premises. If Tenant shall have vacated or deserted the Premises or, in the event of an emergency, or if in any other instance after Landlord has given notice of Landlord's intention to enter, Tenant or Tenant's employees shall not be personally present to facilitate an entry in the Premises, then in any such event, Landlord or its agents or employees may enter the same by the use of such reasonable force as is necessary without rendering Landlord liable therefor, and without in any manner affecting Tenant's obligations under the Lease.

Article 18 Subordination

At such time as Landlord or any first mortgagee or proposed first mortgagee of the Property may in writing request the same, the Tenant agrees to and does hereby subject and subordinate its interest herein to the lien of any mortgage, deed of trust, or other similar security instrument (herein collectively referred to as "mortgage") on the Property of which the Premises are a part, made by Landlord, subject to the following: so long as Tenant shall faithfully discharge the obligations on its part to be kept, this Lease shall not be affected by any default under such mortgage, and in the event of foreclosure or enforcement by any such mortgage, the rights of Tenant hereunder shall survive and if requested to do so by the holder of such mortgage, Tenant shall attorn to such holder, its successors and assigns, and this Lease shall in all respects continue in full force and effect, provided, however that Tenant fully performs all of its obligations hereunder, and provide further that Tenant shall not have prepaid any rent, except as the same becomes due under the terms of this Lease. Tenant agrees to execute any amendments hereto upon the request of Landlord's mortgage lender.

Article 19 Holding Over

In the event Tenant remains in possession of the Premises after the expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant from month to month, subject

Article 20 Attorney's Fees and Other Charges

If Tenant fails to keep the Premises and surrounding areas in the proper condition as provided herein, or if Tenant shall fail to make any payment or expenditure, or do any act or thing, or to incur any liability whatsoever if Tenant be obligated to do so, the Landlord may cause the same to be done for the Tenant and Tenant hereby agrees to pay the expense thereof plus an administrative charge of fifteen percent (15%) on demand as additional rent. If any rent or other sum owing under this Lease is collected by or through an attorney at law, Tenant agrees to pay all reasonable attorney's fees, court costs, and other costs incurred by Landlord. In any litigation or other dispute resolution procedure, in which Tenant prevails against Landlord, Landlord shall pay reasonable costs, expenses and attorneys fees of Tenant.

Article 21 Waiver, Neglect, or Omission

No failure, neglect, or omission of Landlord to exercise any power given Landlord hereunder, (including without limitation, the right to terminate this Lease, or notify Tenant of any increased rent or other charges) or take any other action for any one or more breaches of any of the terms hereof, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms of this Lease shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof nor shall act to estop, bar, or prevent Landlord from thereafter exercising any of its rights in this Lease including the right to terminate this Lease, either for such violation or for any prior or subsequent violation of such term.

Article 22 Excuse for Non-Performance

Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by cause or causes beyond Landlord's control, which shall include, without limitation, all labor disputes, civil commotion, warlike operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services, or financing, acts of God, or any other cause, whether similar or dissimilar to any of the foregoing, not within the reasonable control of the Landlord.

Article 23 Waiver of Liability

Deleted.

Article 24
Default

24.1. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other rights or remedies allowed by law.

24.2. Tenant covenants and agrees that if: (i) Tenant shall fail, neglect or refuse to pay any installment of rent or other charges of any kind at the time and in the amount as herein provided, or to pay any other monies agreed by it to be paid promptly when and as the same shall become due and payable under the terms hereof; or (ii) Tenant shall fail, neglect or refuse to keep any of the covenants contained herein and any such default is not fully cured within ten (10) days after written notice thereof is given to Tenant by Landlord (or immediately after oral or written notice is given in the event of the existence of a hazardous or extreme situation); or if (iii) Tenant shall abandon or vacate the Premises or fail to keep the Premises continuously and uninterruptedly open for business each business day or shall fail, neglect or refuse to keep and perform any other covenants, conditions, stipulations or agreements herein contained and covenanted and agreed to be kept and performed by it (other than those described in subsection (i) and (ii) of this Section), and any such default is not fully cured within ten (10) days after notice thereof given to Tenant by Landlord (unless the cause for giving such notice involved the making of repairs or other matters reasonably requiring a longer period of time than the period of such notice in which case Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within the period set forth in the notice and is diligently prosecuting compliance of said notice or has taken proper steps or proceedings under the circumstances to prevent the seizure, destruction, alteration or other interference with the Premises by reason of noncompliance with the requirements of any law or ordinance or with the rules, regulations or directions of any governmental authority as the case may be); then Landlord may immediately and without further notice to Tenant declare Tenant to be in default under this Lease and may at Landlord's option proceed under Section 26.3 of this Article. Notwithstanding the foregoing, or anything else contained in this Lease, Landlord shall not be required to give Tenant any notice of a default, nor to allow any grace period more than two (2) times during any calendar year.

24.3. In the event of a default by Tenant, Landlord may at its option exercise all remedies available at law or equity including, without limitation: (i) cancel or annul this Lease at once and to re-enter and take possession of the

Premises immediately, and by force if necessary, without any previous notice of intention to re-enter and remove all persons and their property therefrom, and to use such force and assistance in effecting and perfecting such removal of Tenant as may be necessary and advisable to recover at once first and exclusive possession of all of the Premises whether in possession of Tenant or third persons or otherwise, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used by Landlord, in which event this Lease shall terminate and Tenant shall indemnify the Landlord against and reimburse Landlord for all expenses (including legal costs and fees) and loss of rent which Landlord may incur by reason of such termination during the residue of the term herein specified, or (ii) re-enter and take possession of said Premises without such re-entry working a forfeiture of the rents to be paid and the covenants, agreements and conditions to be kept and performed by Tenant for the full term of this Lease. In such event Landlord shall have the right, but not the obligation, to divide or subdivide the Premises in any manner Landlord may determine and to lease or let the same or portions thereof for such periods of time and at such rent and for such use and upon such covenants and conditions as Landlord may elect, applying the net rents from such letting first to the payment of Landlord's expenses incurred in dispossessing Tenant and the cost and expense of making such improvements in the Premises as may be necessary in order to enable Landlord to re-let the same, and to the payment of any brokerage commissions, legal costs and fees or other necessary expenses of Landlord in connection with such re-entry and/or reletting. The balance, if any, shall be applied by Landlord from time to time on account of the payments due or payable by Tenant hereunder, with the right reserved to Landlord to bring such action or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time, without being obligated to await the end of the term of this Lease for the final determination of Tenant's account. Any balance remaining however, after full payment and liquidation of Landlord's account as aforesaid shall be paid to Tenant with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord's election to cancel and terminate this Lease and upon giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant's favor that may at the time be owing to Tenant, shall constitute a final and effective cancellation and termination of this Lease and the obligations hereunder on the part of either party to the other. Landlord may, at its option and in addition to the above, declare all the rent reserved for the full term of this Lease remaining unpaid due and payable at once and/or obtain all appropriate injunctive and other equitable relief.

24.4. Notwithstanding anything herein to the contrary, Landlord shall have no right to exercise any remedy for default by Tenant in this Lease, and Tenant shall not be or be deemed to be in default unless and until Landlord shall give to Tenant written notice specifying the default and: (i) if the default is in payment of money, unless Tenant fails to remedy the default within five (5) days after receipt of such notice provided, however that Landlord shall not be obligated to send such notice more than two (2) times in any calendar year, or

(ii) if the default is other that in payment of money, unless Tenant fails to begin to cure the default within ten (10) days after receipt of the notice and proceeds expeditiously, diligently, continuously and in good faith to cure the default.

24.5. Tenant agrees to pay to Landlord interest on each installment of rent or additional charges not paid when due. Each such payment of interest shall be due on the first day of each month, shall be calculated at the rate of fifteen percent (15%) interest per annum and shall be computed for the period commencing on the date on which such payment became due and ending on the date on which such payment was actually made. The election by Landlord to collect interest on any past due payments of rent or other charges shall not constitute a waiver of Landlord's right to declare a default for non-payment of rent hereunder. Failure of Tenant to make payments of interest when required by this Section 26.5 shall constitute an additional default hereunder.

24.6. Except as specifically otherwise provided, the parties agree that their obligations hereunder shall be enforceable by specific performance, and that Landlord and Tenant shall be entitled to restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants, conditions, provisions or agreements of this Lease. Except where stated to be exclusive or sole, the specified remedies to which the parties may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which either party may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease.

24.7. If Landlord fails or refuses to perform any of the provisions, covenants or conditions on this Lease on Landlord's part to be kept or performed, that Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to the Landlord of such default, specifying in such notice the default with which Landlord is charged and Landlord shall not be deemed in default, if the same is cured within twenty (20) days of the receipt of such notice. Notwithstanding any other provision hereof, Tenant agrees that if the default complained of in the notice is of such a nature that it cannot be cured within the twenty (20) day period, then such default shall be deemed to be cured if Landlord within the twenty (20) day period proceeds expeditiously, diligently, continuously and in good faith to cure the default.

Article 25 Estoppel Certificate

Tenant agrees that within ten (10) days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord and/or Landlord's designee a recordable certificate stating that this Lease is in full force and effect, such defenses of offsets as are claimed by Tenant, if any, the date to which all rents have peen paid, and such other information concerning the Lease, the Premises and the Lessee as the Landlord or said designee may request.

Article 26
Liens

26.1. In addition to any lien now or hereafter provided by law, Landlord shall have a security interest governed in accordance with the New Mexico Uniform Commercial Code for all costs, attorneys' fees, rent reserved, and for the payment of all money as provided in this Lease to be paid by Tenant, on all improvements or fixtures placed in or on the Premises, on the leasehold hereby created, and on all property kept or used on the Premises, including inventory, whether or not the same is exempt from execution. Such lien shall continue until the amounts due are paid and may be enforced by the procedure for enforcement of security interests under the New Mexico Uniform Commercial Code; provided however, that nothing contained in this paragraph shall be construed as prohibiting or limiting Tenant selling to its customers in the regular course of business.

26.2. Tenant shall at all times indemnify, save and hold Landlord, the Premises and the leasehold created by this Lease free and clear from any claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant in, upon or otherwise in connection with the Premises. Tenant shall, at its sole cost and expense, within five (5) days after the filing of any lien of record against Tenant or the Premises, obtain the discharge and release thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge and release in the event Tenant fails or refuses to do the same within said five (5) day period, and Landlord shall have no duty to challenge or inquire into the accuracy or basis of such lien claim prior to Landlord's payment thereof.

26.3. Landlord shall at all times indemnify, save and hold Tenant, and Tenant's property located on the Premises free and clear from any claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any activity of Landlord, or out of any work performed, material furnished, or obligations incurred by Landlord in, upon or otherwise in connection with Tenant's property located on the Premises. Landlord shall, at its sole cost and expense, within five (5) days after the filing of any lien of record against Landlord, the Property or the Premises, obtain the discharge and release thereof. Nothing contained herein shall prevent Tenant, at the cost and for the account of Landlord, from obtaining said discharge and release in the event Landlord fails or refuses to do the same within said five (5) day period, and Tenant shall have no duty to challenge or inquire into the accuracy or basis of such lien claim prior to Tenant's payment therefor. Furthermore, nothing contained herein shall prevent Landlord from causing a mortgage, security interest, lien or encumbrance to placed on Landlord's interest in the Premises or, the Property, or in this Lease.

Article 27
Miscellaneous

27.1. It is understood and agreed that Landlord reserves the right at its option, to sell, assign, or hypothecate the Premises and/or the Property, or any portion thereof. In the event of a sale, assignment, or hypothecation by Landlord, Tenant agrees to deliver to Landlord, in recordable form, a certificate containing the information specified in Article 27 above. It is further understood and agreed that any such sale, assignment, or hypothecation shall recognize the validity and continuance of this Lease as long as Tenant shall not be in default under the terms of this Lease.

27.2. Tenant covenants and agrees that it will perform all agreements and observe all covenants herein expressed on its part to be performed and observed and that it will promptly, upon receipt of written notice specifying action desired by Landlord in connection with any such agreement or covenant, comply with such notice; and further, that if Tenant shall not comply with any such notice to the satisfaction of Landlord prior to the date on which such noncompliance would constitute an event of default, in addition to, and not in lieu of or in limitation of any other remedy which Landlord may have pursuant to this Lease, at law or in equity, Landlord may, but shall not be obligated to, enter upon the Premises and do the things specified in said notice. Landlord shall have no liability to Tenant for any loss or damage resulting in any way from such action and Tenant agrees to pay upon demand, as additional rent, any expense incurred by Landlord in taking such action. Notwithstanding the foregoing, Landlord's performance of any or all of Tenant's covenants shall not release Tenant from liability for non-performance.

27.3. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all of the covenants, terms and conditions of Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised, without hindrance or interruption by Landlord, or any other person or persons lawfully or equitable claiming by, through, or under Landlord; subject nevertheless, to the terms and conditions of this Lease.

27.4. Tenant shall not record this Lease without the written consent of Landlord. If Landlord requests, the parties shall execute and acknowledge a short form of Lease for recording purposes which shall be recorded at Landlord's expense.

27.5. The Tenant represents that it has had no dealings, negotiations or consultations concerning the Premises with any broker or finder and that no broker or finder called the Premises or any other space in the Property to Tenant's attention for lease. Likewise, Landlord represents that it has not listed the Premises or the Property with any broker or finder, nor has Landlord consulted or negotiated or had any other such dealings with any such broker or finder. In the event any broker or finder claims any fees or commissions because of any services performed by it in connection with this Lease, the Landlord and Tenant each agree to hold each other harmless from any and all costs, fees

(including attorneys' fees), expenses, liabilities and claims incurred or suffered by the other as a result hereof.

27.6. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for leasing the Premises, nor confer any right or imposes and obligations upon either party until the execution by both Landlord and Tenant.

27.7. The provisions of this Lease are severable. If any articles, sections, paragraphs, sentences, clauses, or phrases he held void for any reason, the remainder of this Lease shall continue to be in full force and effect.

27.8. This agreement shall create solely the relationship of landlord and tenant between the parties; no estate shall issue from Landlord. Landlord does not in any way, or for any purpose become a partner to Tenant in the conduct of Tenant's business or otherwise, or a joint venturer, or a member of a joint enterprise with Tenant. Landlord has no liability for anything whatsoever except as specifically stated in this Lease.

27.9. Any notice required to be given by either party to the other under this Lease shall be personally served upon such party or mailed by United States registered, or certified, or regular mail, or transmitted by facsimile to the Tenant at its last known address or facsimile number, and to the Landlord at the same address where rent is received.

27.10. Except as otherwise specifically provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives successors and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more that one Tenant, they shall all be bound, jointly and severally, by these provisions. In the event of any sale of the Property, Landlord shall be entirely relieved of all obligations hereunder and Tenant shall look solely to the new owner for the performance of any and all obligations and duties of Landlord hereunder.

27.11. This Lease shall be construed in accordance with and governed by the laws of the State of New Mexico.

27.12. Masculine and feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution or substitutions.

27.13. In the event Tenant now or hereafter shall consist of more than one person, firm or corporation, governmental entity, or sovereign entity, then and in such event, all such persons, firms, entities or corporations shall be jointly and severally liable as Tenant hereunder.

27.14. This Lease shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of its language.

27.15. The captions appearing ant the commencement of the articles hereof are descriptive only and for convenience in reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

27.16. This Lease, and the Exhibits and Addenda, if any, attached, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by both parties. It is agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant.

IN WITNESS WHEREOF, the parties herein have executed this agreement in multiple copies, each of which shall be considered to be a duplicate original, on the date first above written.

LANDLORD: Reeves & Associates, LLC	TENANT: Caldera Pharmaceuticals Inc.
By: [signature]	By: [signature]
Its: Member	Its: President
Title	Title